Share Exchange Agreement


This Agreement as of the 6th May 2002.

Jia Zhang Bo, Zhao Yan,Xiang Dong Liu business persons of Rm 512A no 1 Huoju Rd. Qixianling Industrial Base High-Tech Zone FJV PR China

Yao Gao businesswoman of 5 Xiao Bao Fang Hu Tong Dong Dan Dongcheng District Beijing PRC

Wei Guo Rm businessman of 102# 66-2 Wanguanhe Rd. Haidan District Beijing PRC

Edward Chen businessman of 221 1465 Parkway Blvd. Coquitlam British Columbia Canada

Richard Wang businessman of 2 7051 Ash Cres. Vancouver British Columbia Canada

Karen Dadson businesswoman of 3263 West 48th Ave. Vancouver British Columbia Canada

Brian Roberts businessman of 7057 Woodcrest Place Delta British Columbia

Jia Zhang Bo representing those persons described in schedule A

AND

Dalian Telecommunication and Electronic Technology Co Ltd with an office at Rm 512A no 1 Huoju Rd.
Qixianling Industrial Base High-Tech Zone FJV PR China

(collectively called the Shareholders)

AND

Northport Investments Inc., a Nevada Company with international offices at 8980 Fraserwood Court Unit # 10 Burnaby British Columbia
(Pubco)

AND

ATC Systems Inc., a British Columbia Company with offices at 8980 Fraserwood Court Unit # 10 Burnaby British Columbia Canada
(ATC)

WHEREAS:

A The Shareholders are the registered and beneficial shareholders of all of the shares of ATC.

B. ATC owns 90% of DALIAN NORTHPORT INFORMATION CO LTD. (FJV), a Chinese foreign joint venture company,

C. FJV recently acquired a system application called Tenet being a online tax payment service business to collect Federal taxes in China.

D.   Tenet is launched in Dalian and wishes to expand to other parts of China.

E. The parties hereto wish to enter into a tax free exchange of their shares to result in PUBCO acquiring 100% of the issued and outstanding shares of ATC in exchange for shares in PUBCO as more particularly described herein:

NOW THEREFORE this Agreement witnesses that in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

DEFINITIONS and INTERPRETATIONS

1.0 In this Agreement and the recitals hereto, unless the context otherwise requires, the following terms shall have the meanings hereinafter set forth:

     (a) "Business Day" means a day, other than a Saturday, a Sunday or a holiday;

     (b)  "Closing" or "Closing Date" means May 7th 2002;

     (c)  "Encumbrance" means any mortgage, or charge whether or not registered;

     (d)  "GAAP" means generally accepted western accounting principles:

     (e) "Governmental Authority" means any national, central, federal, provincial, state, municipal, county or regional governmental or quasi-governmental authority, domestic or foreign;

     (f) "Material Contract" means any contract, agreement or instrument to which ATC or any of its Subsidiaries are a party which are critical to ATC's business;

     (g) "Material Indebtedness" means: any outstanding and unpaid indebtedness, obligation or liability, for borrowed money, amounts unpaid for real or personal property or services, taxes, fines, judgments, wages or employment benefits in excess of $5000;

     (h) "Shares" means 100% of the issued shares of ATC that are owns by the Shareholders; and

     (i) "ATC Subsidiaries" means companies of which ATC owned more than fifty (50%) percent of the outstanding shares;

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


1.1  Schedules

     Attached to and forming part of this Agreement are the following Schedules:

     Schedule "A"   schedule of shareholders represented by Jia Zhong Bo
     Schedule "B"   Share apportionment
     Schedule "C"   Schedule of ATC debt
     Schedule "D"   Schedule of ATC subsidiaries


2.0  PURCHASE AND SALE

2.1 Relying upon the representations contained and subject to the terms and conditions hereof, at the Closing, PUBCO will exchange with the Shareholders the Shares for 16,140,000 PUBCO common shares at a deemed price of $.001 per share in accordance with Schedule "B".

2.2  Shareholders' Resale Restrictions

     Shareholders acknowledge that PUBCO is a public US company that is not yet listed on any publicly trading exchange.

3.0  REPRESENTATIONS AND WARRANTIES

3.1  Representation and Warranties of ATC and the Shareholders

     Shareholders and ATC represents to PUBCO and acknowledge it is relying upon such representations to complete this Agreement:

     (a) Shareholders are the true owners of the Shares which are free of any Encumbrance;
     (b)  Shareholders have the authority to enter into this Agreement;
     (c)  the execution of this Agreement will not;
          i) result in the breach of any term or provision of the rules that govern ATC;
          ii)  result in the change of a Material Contract;
          iii) create an Encumbrance for ATC; or
          iv) violate any provision of law or regulation that could adversely affect ATC;
     (d) there are no judicial proceedings commenced against ATC to the knowledge of the Shareholders which could reasonably be expected to have an adverse effect on ATC's business;
     (e) no approval, by any Governmental Authority or any third party is required to execute this Agreement by ATC or by the Shareholders;
     (f) the execution of this Agreement has been authorized by the board of directors of ATC and this Agreement is binding on ATC and the Shareholders;

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

     (g) The Material Debt is as described in Schedule B and ATC has no other debt;
     (h)  ATC owns 90% of FJV; and
     (i) FJV owns all of the assets and business associated with an online tax system called Tenet that is presently operating in Dalian city of which there are over 3000 paying subscribers.

3.2  Representations and Warranties of PUBCO

     PUBCO represents;

     (a) It is duly incorporated and is up-to-date with respect to all filings required of it and no proceedings have been taken or authorized by PUBCO with respect to the bankruptcy, insolvency, liquidation or winding up of PUBCO.
     (b)  PUBCO has the authority to enter into this Agreement;
     (c)  the execution of this Agreement will not:
          i)   result in the breach of any rules governing PUBCO; or
          ii) violate any administrative regulation which would have a materially adverse effect on PUBCO;
     (d) there are no actions or proceedings against PUBCO which would prevent this Agreement or affect PUBCO's ability to fulfill this Agreement;
     (e) Shareholders Purchaser Shares will, upon Closing, be validly issued as fully paid and non-assessable shares in the capital stock of PUBCO;
     (f) no exemption, consent, approval, order or authorization of, or registration, from any governmental Authority is required by PUBCO in connection with the execution of this Agreement; and
     (g) the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly authorized by the board of directors of PUBCO and this Agreement constitutes a valid and binding obligation of PUBCO enforceable against it in accordance with its terms; and

4.0  CONDITIONS

4.1 The parties recognize that it is a condition that the share exchange contemplated by this agreement does NOT, in and of itself, subject the Shareholders to any income or excise tax;

4.2  Conditions to Obligations of PUBCO

     The obligations of PUBCO to complete this agreement, are subject to the satisfaction, on or before the Closing Date of the following conditions any of which may be waived by PUBCO without prejudice to its right to rely on any others or others of them:

     (a) The Shareholders' performance of each of its undertakings herein on or before the Closing Date pursuant to the terms of this Agreement;
     (b) Shareholders' delivery of the documents required by PUBCO pursuant to this Agreement;


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

     (c) the representations of the Shareholders herein shall be true in all material respects immediately prior to the Closing Date with the same effect as though made at and as of such time;
     (d) The Shareholders agree that ATC's board of directors immediately following the completion of this agreement shall be: Jia Zhong Bo, Zhao Yan (Chairman), Gao Yao (Vice Chairman) and Richard Wang; and
     (e) The Shareholders shall not have breached any of the covenants contained herein.

4.3  Conditions to Obligations of Shareholders

     The obligation of Shareholders to complete this agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived by the Shareholders without prejudice to its right to rely on any other or others of them:

     (a) each of the acts and undertakings of PUBCO to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed by it;
     (b) PUBCO will have had delivered all of the documents required to be delivered to it by ATC pursuant to this Agreement;
     (c) the representations of PUBCO contained in Clause 3.2 hereof shall be true in all material respects immediately prior to the Closing Date with the same effect as though made at and as of such time;
     (d) PUBCO agrees that its board of directors immediately following the completion of this agreement shall be: Jia Zhong Bo, Zhao Yan (Chairman), Gao Yao, Guo Wei, Xiang Dong Liu, Richard Wang and Stephen Dadson; and
     (e)  PUBCO shall not have breached any of the covenants contained herein.

5.0  Deliveries by the Shareholders

     The Closing will be on or before May 7th 2002 at which time the Shareholders will deliver the following to PUBCO:

     (a) certified copies of the resolutions of the respective boards of directors of ATC approving this Agreement;
     (b) an instrument of assignment duly executed by ATC and Shareholders providing for the assignment of the Shares; and
     (c) certified copies of such resolutions or consents of the board of directors of ATC;

5.1  Deliveries by PUBCO

     At Closing, PUBCO will deliver the following to the Shareholders:

     (a) a certified copy of the resolution of the board of directors of PUBCO approving this Agreement;
     (b) one or more share certificates representing the PUBCO shares registered in the name of the Shareholders in accordance with Schedule "B";

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

     (c) a certificate of an officer of PUBCO that all of the representations of PUBCO contained herein are correct;

6.0  GENERAL

6.1  Notices

     All notices which may or are required to be given pursuant to any provision of this Agreement shall be given in writing and shall be delivered personally or by telecopy, and addressed to the parties whose addresses are hereinbefore setforth or such other address or facsimile number of which a party may, from time to time, advise the other parties hereto by notice in writing given in accordance with the foregoing.

6.2  Binding Effect

     This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.3  Waiver

     Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting the same.

6.4  Further Assurances

     Each of the parties, upon the request of any other party, shall do or sign any further acts or deeds, documents, assignments, transfers, conveyances and assurances as may be reasonably necessary to complete this Agreement.

6.5  Entire Agreement

     This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, understandings whether oral or written, between the parties.


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



6.6  Governing Law

     This Agreement shall be governed by the Province of British Columbia.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

By

/s/ Jia Zhang Bo
----------------------------------

/s/ Zhao Yan
----------------------------------

/s/ Xiang Dong Liu
----------------------------------

/s/ Edward Chen
----------------------------------

/s/ Richard Wang
----------------------------------

/s/ Karen Dadson
----------------------------------

/s/ Brian Roberts
----------------------------------



Dalian Telecommunication and Electronic Technology Co Ltd

Witnessed by

/s/ Jia Znong Bo
----------------------------------
(director)


Northport Investments Inc.

Witnessed by
/s/ Richard Wang
----------------------------------
Richard Wang (director)

/s/ Zhao Yan
----------------------------------
Zhao Yan (director)


ATC Systems Inc.

Witnessed by
/s/ Zhao Yan
----------------------------------


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

                                           Schedule A

---   ---------------   -------------------------------------------------------   --------------
NO.        Name                                Address                              Occupation
---   ---------------   -------------------------------------------------------   --------------
 1       Liping Qu      14 Ruyi Street, Dalian, Liaoning, China                   Businesswoman
---   ---------------   -------------------------------------------------------   --------------
 2       Yingyi Liu     02-4-1, 32 Garden Street, Xigang District, Dalian,        Engineer
                        Liaoning, China
---   ---------------   -------------------------------------------------------   --------------
 3        Qian Sun      3-8, Building 6, Tiyuguan Road, Chongwen Distrct,         Businesswoman
                        Beijing, China
---   ---------------   -------------------------------------------------------   --------------
 4     Xiuying Jiang    Room 401, Building 3, Hupan Garden, Zhongshan             Businesswoman
                        Distric, Dalian, Liaoning, China
---   ---------------   -------------------------------------------------------   --------------
 5      Hongtao Zhao    1 Songhua Street, Dalian, Liaoning, China                 Businessman
---   ---------------   -------------------------------------------------------   --------------
 6       Wenbin Lu      11 Haoshuang Street, Dalian, Liaoning, China              Businessman
---   ---------------   -------------------------------------------------------   --------------
 7       Jiwen Yang     28-5-3 Zhongnan Road, Dalian, Liaoning, China             Chief-Engineer
---   ---------------   -------------------------------------------------------   --------------
 8       Wenxin Guo     17 Rixin Street, Dalian, Liaoning, China                  Businessman
---   ---------------   -------------------------------------------------------   --------------
 9    Lianxiang Zhang   1 Huayuan Street, Dalian, Liaoning, China                 Businesswoman
---   ---------------   -------------------------------------------------------   --------------
10      Zhipeng Liu     Room 7, Unit 1, N. Building 14, N. Sanlitun, Chaoyang     General
                        District, Beijing, China                                  Manager
---   ---------------   -------------------------------------------------------   --------------
11      Kangmei Chen    5 Taijichang Street, Dongcheng Distric, Beijing, China    Businesswoman
---   ---------------   -------------------------------------------------------   --------------
12       Jie Zhang      134 Changjiang Road, Dalian, Liaoning, China              Vice-General
                                                                                    Manager
---   ---------------   -------------------------------------------------------   --------------
13     Baocheng Yang    40 Fuxing Road, Haidian District, Beijing, China          Businessman
---   ---------------   -------------------------------------------------------   --------------
14       Erlin Niu      Room 703, Building 311, Jinsong 3rd Zone, Chaoyang        Businessman
                        District, Beijing, China
---   ---------------   -------------------------------------------------------   --------------
15     Guiping Jiang    19 Wenpang Street, Dalian, Liaoning, China                Businesswoman
---   ---------------   -------------------------------------------------------   --------------
16       Shuping Xu     7-2 Building 316, Changchun Road, Xigang District,        Businesswoman
                        Dalian, Liaoning, China
---   ---------------   -------------------------------------------------------   --------------
17       Fang Zhang     2 Fuchengmenwai Street, Xicheng District, Beijing,        Businesswoman
                        china
---   ---------------   -------------------------------------------------------   --------------
18       Chunqi Lin     2 Longfeng Street, Longfeng District, Daqing,             Businessman
                        Heilongjiang, China
---   ---------------   -------------------------------------------------------   --------------
19      Hui Hui Shi     7050 Ash Crescent #4, Vancouver, B.C.                     Businessman
---   ---------------   -------------------------------------------------------   --------------
20     Nanxing Cheng    5 Xiao Bao Fang, Dan Street, Beijing, 100005              Businesswomen
---   ---------------   -------------------------------------------------------   --------------

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


                         Schedule B Share apportionment

                                                  Pubco                ATC
                                               ----------          ----------

 1       Jai Zhang Bo                           1,000,000           1,000,000
 2       Zhao Yan                               3,000,000           3,000,000
 3       Xiang Dong Liu                         1,000,000           1,000,000
 4       Guo Wei                                1,000,000           1,000,000
 5       Gao Yao                                1,000,000           1,000,000
 6       Richard Wang                           1,000,000           1,000,000
 7       Edward Chen                            1,000,000           1,000,000
 8       Brian Roberts                          1,000,000           1,000,000
 9       Karen Dadson                           1,000,000           1,000,000

10       Liping Qu                                220,000             220,000
11       Yingyi Liu                               100,000             100,000
12       Qian Sun                                 100,000             100,000
13       Xiuying Jiang                            100,000             100,000
14       Hongtao Zhao                              50,000              50,000
15       Wenbin Lu                                 50,000              50,000
16       Jiwen Yang                                60,000              60,000
17       Wenxin Guo                                50,000              50,000
18       Lianxiang Zhang                          250,000             250,000
19       Zhipeng Liu                               80,000              80,000
20       Kangmei Chen                              80,000              80,000
21       Jie Zhang                                 20,000              20,000
22       Baocheng Yang                             50,000              50,000
23       Erlin Niu                                 20,000              20,000
24       Guiping  Jiang                            50,000              50,000
25       Shuping Xu                                70,000              70,000
26       Fang Zhang                                30,000              30,000
27       Chunqi Lin                                30,000              30,000
28       Hui Hui Shi                               10,000              10,000
29       Nanxing Cheng                             30,000              30,000
30       Dalian Telecommunication
         &Electronic Technology Co              3,690,000           3,690,000

                                               16,140,000          16,140,000


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



                                   SCHEDULE C

                 DEBT OF CONSOLIDATED ATC IN EXCESS OF $5000 US


Debt of FJV:

1. Communication Bank of China (Dalian head branch) 3,400,000 rmb (interest @ 5.3% due April 03)

2.   Private Loan held in trust for 2,000,000 rmb due Sept 15th 2002




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


                                   SCHEDULE D

                           List of ATC's Subsidiaries

1.   90% equity interest in Dalian Northport Information Development Co. Ltd.




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